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                                                                   EXHIBIT 10.32



                CONFIDENTIAL TREATMENT REQUESTED BY ABGENIX, INC.

                       EXCLUSIVE WORLDWIDE PRODUCT LICENSE

        THIS PRODUCT LICENSE AGREEMENT (the "Agreement") effective the ____ day of November, 1997, is made by and between XENOTECH, L.P., a California limited partnership ("XT"), and ABGENIX, INC., a Delaware corporation ("Licensee").

                                    RECITALS

        XT desires to grant to Licensee and Licensee desires to acquire from XT an exclusive worldwide license or sublicense, as the case may be, under the Licensed Technology to commercialize Products, on the terms and conditions herein.

        NOW, THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the parties as follows:

        1.     DEFINITIONS.

        For purposes of this Agreement, the terms set forth in this Article shall have the meanings set forth below.

               1.1 "ABX" shall mean Abgenix, Inc.

               1.2 "Affiliate" shall mean any entity which controls, is controlled by or is under common control with any one of ABX, JTI or XT. An entity shall be regarded as in control of another entity if it owns or controls at least fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority); provided, however, XT shall not be an Affiliate of ABX or JTI under this Agreement and XT shall not be considered controlled by ABX or JTI for purposes of determining Affiliates of ABX or JTI.

               1.3 "Antibody" shall mean a composition comprising a whole antibody or a fragment thereof, said antibody or fragment having been derived from the Licensed Technology and/or generated from the Mice or the Future Generation Mice or having been derived from nucleotide sequences encoding, or amino acid sequences of, such an antibody or fragment.

               1.4 "Antibody Product" shall mean any product comprising an Antibody or Genetic Material encoding an Antibody wherein, in respect of each Antibody Product, said Genetic Material does not encode multiple Antibodies.

               1.5 "Antibody-Secreting Cell" shall mean a cell that secretes an Antibody, except where such cell is part of a mammal.

               1.6 "[***] Technology" shall mean (i) all U.S. patent applications and patents listed on Schedule 1 and patents issuing on such patent applications owned by or licensed to XT




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 which relate to the [***], in each case to the extent XT has the right to license or sublicense the same; (ii) any continuations, divisionals, reexaminations, reissues or extensions of any of (i) above; (iii) any foreign counterparts issued or issuing on any of (i) or (ii) above; and (iv) [***] as set forth in Schedule 1.

               1.7 "CGI" shall mean Cell Genesys, Inc.

               1.8 "Effective Date" shall mean the date this Agreement is executed by XT and Licensee.

               1.9 "Future Generation Mice" shall have the meaning defined in the Master Research License and Option Agreement, as amended.

               1.10 "Genetic Material" shall mean a nucleotide sequence, including DNA, RNA, and complementary and reverse complementary nucleotide sequences thereto, whether coding or noncoding and whether intact or a fragment.

               1.11 "GenPharm Cross License" shall mean that certain Cross License Agreement, effective as of March 26, 1997, entered into by and among the parties, GenPharm International, Inc. ("GenPharm") and the other parties named therein, as the same may be amended from time to time.

               1.12 "IND" shall mean an Investigational New Drug Exemption for a Product, as defined in the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or its non-U.S. equivalent.

               1.13 "JTI" shall mean Japan Tobacco Inc.

               1.14 "License Fee" shall have the meaning set forth in Article 3 hereof.

               1.15 "Licensed Field" shall mean [***].

               1.16 "Licensed Technology" shall mean the [***] Technology, the [***] Technology, and XT-Controlled Rights.

               1.17 "Master Research License and Option Agreement" shall mean that certain Master Research License and Option Agreement entered into by CGI, JTI and XT as of June 28, 1996 (and subsequently assigned by CGI to ABX), as it may be amended.

               1.18 "Mice" shall have the meaning defined in the Master Research License and Option Agreement, as amended.

               1.19 "Net Sales" shall mean the [***] charged by Licensee or its Affiliates and Sublicensees for sales of Product to non-Affiliate customers, [***]




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[***], with respect to such sales, and [***], as reflected in [***] of Licensee and its Affiliates or Sublicensees, to the extent [***]. "Net Sales" for [***] shall mean [***], where [***] shall mean the [***]. Notwithstanding the foregoing, [***] shall include [***], but notwithstanding any of the foregoing, shall not include [***]. Notwithstanding the foregoing, "Net Sales" for [***] shall be [***].

               1.20 "Product" and "Products" shall mean one or more Antibody Products which incorporate (i) an Antibody which binds to the Product Antigen or
(ii) Genetic Material encoding such an Antibody wherein said Genetic Material does not encode multiple antibodies.

               1.21 "Product Antigen" shall mean [***].

               1.22 "Sublicensee" shall mean a third party that is not an Affiliate (provided, however, that CGI may be a Sublicensee of ABX, whether or not CGI is an Affiliate of ABX) to whom Licensee has granted a sublicense under the Licensed Technology to make, use and/or sell Products to the extent of the rights of Licensee therein. "Sublicensee" shall also include a third party to whom Licensee has granted the right to distribute Products under the Licensed Technology to the extent of the rights of Licensee therein, provided that such third party is responsible for the marketing and promotion of Products within the applicable country.

               1.23 "Territory" shall mean all the countries of the world.

               1.24 "Transgenic Product" shall mean any product constituting (i) Mice or Future Generation Mice, (ii) Genetic Material from Mice or Future Generation Mice, or (iii) an Antibody-Secreting Cell.

               1.25 "Universal Receptor Product" shall mean a substance that is developed utilizing [***] Universal Receptor Technology.



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               1.26 "Universal Receptor Technology" shall mean technology for universal receptors [***]. As used herein: (i) "universal receptor" shall mean a receptor [***].

               1.27 "Valid Claim" shall mean a claim of a pending or issued, and unexpired patent included within the Licensed Technology, which has not been held unenforceable, unpatentable or invalid by a court or other governmental agency of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

               1.28 "[***] Technology" shall mean (i) all U.S. patent applications and patents listed on Schedule 2 and patents issuing on such applications; (ii) any continuations, divisionals, reexaminations, reissues or extensions of any of (i) above; (iii) any foreign counterparts issued or issuing on any of (i) or (ii) above; and (iv) the Mice (as such term is defined in the Master Research License and Option Agreement) and [***] as set forth on Schedule 2.

               1.29 "XT-Controlled Rights" shall mean all rights to patents or technology that are licensed to XT pursuant to the agreements listed on Schedule 4 or any other license or similar agreement granting XT rights to patents or technology (each such agreement an "XT In-License"), to the extent that XT has the right under the terms of the applicable XT In-License to further license or sublicense such rights during the Term of this Agreement.

               1.30 "XT In-License" shall have the meaning set forth in Section
1.29 above.


        2.     LICENSE GRANT; USE OF MICE BY THIRD PARTIES.

               2.1 Subject to the terms and conditions of this Agreement, XT hereby grants to Licensee an exclusive license or sublicense, as the case may be, under the Licensed Technology, to make and have made Products anywhere in the world and to use, sell, lease, offer to sell or lease, import, export, otherwise transfer physical possession of or otherwise transfer title to such Products



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in the Licensed Field in the Territory. Such license or sublicense shall be exclusive even as to XT, and shall include the exclusive right to grant and authorize sublicenses for exploitation worldwide; provided, however, that Licensee may not, under this license, grant sublicenses to any rights to the Mice except as provided in Section 2.2 of this Agreement.

               2.2 In connection with the grant of a sublicense under this Agreement to a third party, and notwithstanding any provision to the contrary in the Master Research License and Option Agreement or any Material Transfer Agreement entered into between the parties under Sections 2.1, 2.2 or 2.3 of the Master Research License and Option Agreement, Licensee shall have the right to grant a sublicense to use Mice and Future Generation Mice transferred to the third party pursuant to the terms of Section 2.7 of the Master Research License and Option Agreement, and Transgenic Products other then Mice or Future Generation Mice, to research, develop, make, have made, use, import, export, sell, lease, offer to sell or lease or otherwise distribute or commercialize Products, with the proviso that the sublicense described in this Section 2.2 shall not exceed the Licensee's rights conferred in accordance with the Master Research License and Option Agreement or this Product License.

               2.3 It is understood and agreed that, as to all XT-Controlled Rights, the grant of rights under this Article 2 shall be subject in all respects to the applicable XT In-License(s) pursuant to which such XT-Controlled Rights were granted to XT.

        3.     LICENSE FEE.

        Licensee shall pay to XT within thirty days of the Effective Date a license fee of [***].

        4.     ROYALTIES.

               4.1 Royalty Rates. In consideration for the license and rights granted herein, Licensee agrees to pay to XT royalties of [***] of Net Sales of Products by it and its Affiliates and Sublicensees.

               4.2 Royalty Offsets. In the event that (i) Licensee, its Affiliate or Sublicensee is required to pay [***], or (ii) any reimbursement payments are due to XT pursuant to Section 5.1 below, then Licensee may deduct the aggregate of any such amounts from any royalty amount owing to XT for the sale of such Products pursuant to Section 4.1 above; provided, however, that payments from Licensee to a third party that is an Affiliate, or was an Affiliate at any time within two (2) years prior to the Effective Date, may not be offset under this Section 4.2. Notwithstanding the foregoing provisions of this Section 4.2, in no event shall the royalties due to XT pursuant to Section
4.1 above be so reduced to less than [***] of the amount that would otherwise be due to XT thereunder. [***]



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[***].

               4.3 Single Royalty; Non-Royalty Sales. Only one royalty shall be payable with respect to any Product, regardless of how many claims or patents within the Licensed Technology cover such Product. In addition, no royalty shall be payable under this Article 4 with respect to sales of Products among Licensee and its Affiliates and/or Sublicensees and their Affiliates or for use in research and/or development or clinical trials.

               4.4 No Patent Protection. Royalties shall be payable at the rates specified in Section 4.1 or 4.2 above only with respect to sales of Products that would infringe a Valid Claim in the country in which such Products are sold. In the event that such Products are not covered by a Valid Claim in such country, XT shall be paid a royalty on such sales in accordance with this
Article 4, [***].

               4.5 Combination Products. In the event that a Product is sold in combination as a single product with another product or component, Net Sales from such combination sales for purposes of calculating the amounts due under this Article 4 shall be [***]. In the event that no such separate sales are made in the same quarter by Licensee, Net Sales for royalty determination shall be [***].

               4.6 Termination of Royalties. Royalties under Section 4.1, 4.2, or 4.4 will be due until the later of (i) ten years from the first commercial sale of Products in any country or (ii) on a country-by-country basis, the expiration of the last-to-expire patent within the Licensed Technology covering the Products in such country.

        5.     THIRD PARTY ROYALTIES.

               5.1 Royalties Payable by XT. XT will be responsible for the payment of any royalties, license fees and milestone and/or other payments due to third parties under licenses or similar agreements entered into by XT necessary to allow the manufacture, use or sale of Products. Licensee shall reimburse XT for any royalties paid by XT to third parties under licenses or similar agreements covering Products necessary to allow the manufacture, use or sale or other exploitation of Products anywhere in the world. Licensee shall continue any such reimbursement payments to XT until XT's obligation to pay royalties to a third party under any license covering Products expires or terminates. XT agrees not to enter into any license or similar agreement after the Effective Date which would obligate Licensee to make any payments under this
Section 5.1 without the prior written consent of Licensee.



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               5.2 Royalties Payable by Licensee. Xenotech shall have no
responsibility under the terms of this Agreement for the payment of any royalties, license fees or milestone or other payments due to third parties under licenses or similar agreements entered into by Licensee, its Affiliates, or its Sublicensees to allow the manufacture, use or sale of Products.

        6.     ACCOUNTING AND RECORDS.

               6.1 Royalty Reports and Payments. After the first commercial sale of Products on which royalties are required, Licensee agrees to make quarterly written reports to XT within eighty days after the end of each calendar quarter, stating in each such report the number, description, and aggregate Net Sales of Products sold during the calendar quarter upon which a royalty is payable under
Article 4 above. Concurrently with the making of such reports, Licensee shall pay to XT royalties at the applicable rate specified in Section 4.1, 4.2 or 4.4 above and all royalties payable pursuant to Section 5.1 above, and any adjustment to Net Sales for a prior period in accordance with the definition of Net Sales in Section 1.11 hereof. All payments to XT hereunder shall be made in U.S. Dollars to a bank account designated by XT.

               6.2 Early Third Party License Payments. If XT is obligated to pay royalties to a third party prior to ninety days after the end of the calendar quarter, XT shall so notify Licensee and Licensee shall provide the reports and payments set forth in Section 6.1 above not later than ten days before the date such payments are due to the third party. Up to thirty-five days before such payments are due, XT may provide Licensee with an invoice by facsimile setting forth the royalties XT must pay third parties with respect to Licensee's activities in the Territory in the preceding quarter, and Licensee shall pay such invoices within thirty days of receipt of such invoice.

               6.3 Records; Inspection. Licensee shall keep (and cause its Affiliates and Sublicensees to keep) complete, true and accurate books of account and records for the purpose of determining the royalty amounts payable to XT under this Agreement. Such books and records shall be kept at the principal place of business of Licensee or its Affiliates or Sublicensees, as the case may be, for at least three years following the end of the calendar quarter to which they pertain. Such records of Licensee or its Affiliates will be open for inspection during such three-year period by a representative of XT for the purpose of verifying the royalty statements. Licensee shall require each of its Sublicensees to maintain similar books and records and to open such records for inspection during the same three-year period by a representative of Licensee reasonably satisfactory to XT on behalf of, and as required by, XT for the purpose of verifying the royalty statements. All such inspections may be made no more than once each calendar year, at reasonable times mutually agreed by XT and Licensee. The XT representative will be obliged to execute a reasonable confidentiality agreement prior to commencing any such inspection. Inspections conducted under this Section 6.3 shall be at the expense of XT, unless a variation or error producing an increase exceeding [***] of the amount stated for the period covered by the inspection is established in the course of any such inspection, whereupon all costs relating thereto will be paid by Licensee. Upon the expiration of three years following the end of any fiscal year, the calculation of royalties payable with respect to



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such year shall be binding and conclusive, and Licensee shall be released from any liability or accountability with respect to royalties for such year.

               6.4 Currency Conversion. If any currency conversion shall be required in connection with the calculation of royalties hereunder, such conversion shall be made using the selling exchange rate for conversion of the foreign currency into U.S. Dollars, quoted for current transactions reported in The Wall Street Journal for the last business day of the calendar quarter to which such payment pertains.

               6.5 Late Payments. Any payments due from Licensee that are not paid on the date such payments are due under this Agreement shall bear interest to the extent permitted by applicable law at [***], calculated on the number of days such payment is delinquent. This Section 6.5 shall in no way limit any other remedies available to any party.

               6.6    Withholding Taxes.

                      6.6.1 Unless immediately reimbursable under Section 6.6.2 below, all payments required to be made pursuant to Articles 3, 4 and 5 hereof shall be without deduction or withholding for or on account of any taxes (other than taxes imposed on or measured by net income) or similar governmental charge imposed by a jurisdiction. Such taxes are referred to herein as "Withholding Taxes" and such Withholding Taxes shall be the sole responsibility of the withholding party. The withholding party shall provide a certificate evidencing payment of any Withholding Taxes hereunder.

                      6.6.2 XT agrees to elect to claim a tax credit for Withholding Taxes with respect to which it is entitled so to elect, and further agrees not to amend such election for the full carry-forward period with respect to such credit. At the time that XT realizes a reduction in U.S. tax liability by actually utilizing the Withholding Taxes as a credit against regular U.S. tax liability (determined on a "first-in-first-out" basis pro rata with other available foreign tax credits) , then the amount of such reduction attributable to such credit shall immediately be reimbursed to the withholding party. For these purposes, a reduction in U.S. tax liability shall include both a direct reduction in XT's own tax liability and a reduction in the U.S. tax liability of any of its partners.

               6.7 Tax Indemnity. Except as provided in Section 6.6, each party (the "Tax Indemnitor") shall indemnify and hold harmless the other party hereto (each a "Tax Indemnitee") from and against any tax or similar governmental charge assessed solely because of this Agreement with respect to and directly attributable to the income or the assets of the Tax Indemnitor. In the event that any governmental agency shall make a claim against a party hereto which could give rise to an indemnity hereunder, such potential Tax Indemnitee shall give reasonably prompt notice to the potential Tax Indemnitor of the assertion of such claim. If the transmission of such notice is unreasonably deferred and has a material, adverse affect on the ability of the potential Tax Indemnitor to challenge such claim, such potential Tax Indemnitor shall be released from liability hereunder. The Tax Indemnitor alone shall (at its own expense) control the defense or compromise



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of any such claim. The Tax Indemnitee shall execute any documents required to enable Tax Indemnitor to defend such claim, provide any information necessary therefor, and cooperate with Tax Indemnitor in such defense.

               6.8 XT Tax Indemnity. XT shall indemnify and hold harmless Licensee and its Affiliates from and against any increase to its country of incorporation income tax liability directly attributable to a positive adjustment to the amount of gross receipts (an "Adjustment") reported or reportable by such party from the income, including the royalty income, received from Licensee on Covered Products. The amount payable hereunder shall be equal to the difference between (a) the product of (i) the amount of the Adjustment, and (ii) the highest combined marginal corporate tax rate in the country of incorporation in effect for the taxable year for which such Adjustment is made, and (b) the reduction in the party's foreign tax liability, which for purposes of this Agreement shall be equal to the product of (i) the amount of any correlative adjustment to its foreign taxable income, and (ii) the highest combined marginal foreign corporate tax rate in effect for the taxable year for which the correlative adjustment is made. No indemnification payment shall be required hereunder until comprehensive efforts to obtain a correlative adjustment to Licensee's or its Affiliates', as the case may be, taxable income in a foreign state (which may include, for example invoking competent authority provisions under the U.S. Japanese Income Tax Treaty (if applicable) or other applicable bilateral tax treaty) have, to the extent reasonable to do so, been exhausted.

        7.     RESEARCH AND DEVELOPMENT.

               7.1 Funding and Conduct. Licensee shall independently furnish and be responsible for funding and conducting all of its preclinical and clinical research and development of Products, at its own expense.

               7.2 Biomaterials. In the case of Previously Selected Antigens as defined in the Master Research License and Option Agreement, at the reasonable request of Licensee, XT shall make available as part of the license granted hereunder to Licensee [***]. Such hybridomas, reagents and materials, as well as the related data thus made available will be used only by Licensee and its Affiliates and Sublicensees and manufacturing subcontractors.

        8.     DUE DILIGENCE.

               8.1 [***].

                      8.1.1 Licensee agrees [***] as may be agreed upon by the parties [***] the Effective Date.



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                      8.1.2 Notwithstanding the foregoing, Licensee shall be
[***]. After [***], shall be [***] in the United States or Japan.

               8.2    Failure to Meet Due Diligence Obligation.

                      8.2.1 If the diligence requirements set forth in Section
8.1 are not met by Licensee (or its Affiliates or Sublicensees) in the United States or in Japan, Licensee's rights hereunder shall terminate upon written notice by XT to Licensee and subject to Sections 8.3, 8.4 and 13.3 below.

                      8.2.2 Notwithstanding Section 8.2.1, the license granted hereunder to Licensee shall not terminate by reason of a delay [***], to the extent that prudent business judgment, based on circumstances outside of Licensee's reasonable control, reasonably justifies such delay.

               8.3 Dispute Resolution. In the event that a dispute arises whether the diligence requirements in Article 8 have been met or circumstances exist which Licensee believes justifies a failure on its part to meet such obligation, the parties will attempt to resolve any dispute by mutual agreement during a period of 30 days following Licensee's receipt of the notice under
Section 8.2.1.

               8.4 Arbitration. In the event that the parties are unable to resolve such dispute pursuant to Section 8.3 above, such dispute shall be settled between XT and Licensee by binding arbitration as set forth in Section
14.12. If the arbitrator determines that the party acted in good faith, but failed to meet its obligations under Section 8.1 above, the license granted to such party shall not terminate unless the nonperforming party fails to cure such non-performance within a reasonable period of time, as determined by the arbitrator.

        9.     PATENTS.

               9.1 [***] Technology.

                      (a) XT or its licensor, as they may agree, shall have responsibility for preparing, filing, prosecuting and maintaining patents and patent applications worldwide relating to the [***] Technology and conducting any interferences, oppositions, reexaminations, or requesting reissues or patent term extensions with respect to the [***] Technology. XT shall keep Licensee reasonably informed as to the status of such patent matters, including without limitation, by providing Licensee the opportunity to review and comment on any substantive documents which will be filed in any patent office, and providing Licensee copies of any substantive documents received by XT from such patent offices including notice of all interferences,



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reexaminations, oppositions or requests for patent term extensions. Licensee shall cooperate with and assist XT in connection with such activities, at XT's request and expense.

                      (b) In the event that Licensee becomes aware that any [***] Technology necessary for the practice of the license granted herein is infringed or misappropriated by a third party or is subject to a declaratory judgment action arising from such infringement, Licensee shall promptly notify XT and XT shall thereafter promptly notify the owner of such intellectual property. XT or its licensor, as they may agree, shall have the exclusive right to enforce, or defend any declaratory judgment action, at its expense, involving any [***] Technology. In such event, XT shall keep Licensee reasonably informed of the progress of any such claim, suit or proceeding. Any recovery received by XT as a result of any such claim, suit or proceeding shall be used first to reimburse XT for all expenses (including attorneys, and professional fees) incurred in connection with such claim, suit or proceeding, [***].

               9.2    [***] Technology.

                      9.2.1 Licensee shall, at its expense, have the initial worldwide responsibility for preparing, filing, prosecuting and maintaining patent applications and conducting any interferences, oppositions, reexaminations, or requesting reissues or patent term extensions with respect to [***] Technology, except to the extent XT may not have the right to do so. Licensee shall give XT the opportunity to review the status of all such pending patent applications and actions and shall keep XT fully informed of the progress of such applications and actions, including, without limitation, by promptly providing XT with copies of all substantive worldwide correspondence sent to and received from patent offices, and providing notice of all interferences, reexaminations, oppositions or requests for patent term extensions. In the event that Licensee declines or fails to prepare, file, prosecute or maintain such patent applications or patents or take such other actions, relating to the Products in any country, it shall promptly and in no event later than ninety days prior to any filing deadline, provide notice to XT. XT shall have the right to assume such responsibilities at its own expense, using counsel of its choice.

                      9.2.2 In the event that Licensee becomes aware that any [***] Technology is infringed or misappropriated by a third party in any country of the world, or is subject to a declaratory judgment action arising from such infringement in any country, Licensee shall promptly notify XT and XT shall thereafter promptly notify the owner of such intellectual property. Licensee shall have the exclusive right to enforce, or defend any declaratory judgment action, in any country of the world, at its expense, involving any Antigen Technology. In such event, Licensee shall keep XT reasonably informed of the progress of any such claim, suit or proceeding. Any recovery by Licensee received as a result of any such claim, suit or proceeding shall be used first to reimburse Licensee for all expenses (including attorneys, and professional fees) incurred in connection with such claim, suit or proceeding, [***].

               9.3 Infringement Claims. If the production, sale or use of Products pursuant to this Agreement results in any claim, suit or proceeding alleging patent infringement against Licensee



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(or its Affiliates or Sublicensees), Licensee shall promptly notify XT thereof in writing setting forth the facts of such claim in reasonable detail. [***], Licensee shall have the exclusive right to defend and control the defense of any such claim, suit or proceeding, at its own expense, using counsel of its choice. Licensee shall keep XT reasonably informed of all material developments in connection with any such claim, suit or proceeding as it relates to the Licensed Technology, Licensee shall have the right to deduct any damages and expenses (including attorneys' and professional fees) against any amounts due, or which may become due, to XT pursuant to this Agreement. Notwithstanding the above, Licensee shall not be able to settle any such claim, suit or proceeding that involves any admission of the invalidity of the Licensed Technology.

               9.4 Patent Marking. Licensee agrees to mark and have its Affiliates and Sublicensees mark all Products sold pursuant to this Agreement in accordance with the applicable statutes or regulations in the country or countries of manufacture and sale thereof.

        10.    CONFIDENTIALITY.

               10.1 Confidential Information. Except as expressly provided herein, the parties agree that, for the term of this Agreement and for five years thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose any information furnished to it by another party hereto pursuant to this Agreement except to the extent that it can be established by the receiving party by competent proof that such information:

                      (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

                      (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

                      (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement; or

                      (d) was subsequently lawfully disclosed to the receiving party by a person other than a party or developed by the receiving party without reference to any information or materials disclosed by the disclosing party.

               10.2 Permitted Disclosures. Notwithstanding Sections 10.1 above and 14.16 below, each party hereto may disclose the other party's information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or



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                                      -12-
other governmental authorities, making a permitted sublicense or other exercise of its rights hereunder or conducting clinical trials, provided that if a party is required to make any such disclosure of the other party's secret or confidential information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter party of such disclosure requirement and, save to the extent inappropriate in the case of patent applications, will use efforts consistent with prudent business judgment to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise). Notwithstanding the foregoing, XT shall not disclose to third parties, clinical data or regulatory filings received from Licensee except as agreed in writing by Licensee.

        11.    SUBLICENSES.

        Pursuant to Article 2 herein, Licensee will have the right to grant and authorize sublicenses to third parties; provided, however, the Licensee shall remain responsible for any payments due XT for Net Sales of Products by any Sublicensee. [***]. Any sublicense granted by Licensee pursuant to this Agreement shall provide that the Sublicensee will be subject to the applicable terms of this Agreement. Licensee shall provide XT with a copy of relevant portions of each sublicense agreement, as reasonably required by XT.

        12.    REPRESENTATIONS AND WARRANTIES.

               12.1 XT. XT represents and warrants that:

                      (i) it has the full right and authority to enter into this Agreement and grant the rights and licenses granted herein;

                      (ii) it has not previously granted and will not grant any rights inconsistent or in conflict with the rights and licenses granted to Licensee herein;

                      (iii) there are no existing or threatened actions, suits or claims pending against XT with respect to the Licensed Technology or the right of XT to enter into and perform its obligations under this Agreement;

                      (iv) it has not previously granted, and will not grant during the term of this Agreement, any right, license or interest in and to the Licensed Technology, or any portion thereof, with respect to the Products, or their manufacture or use;

                       (v) Schedule 3 hereto sets forth all royalties, license fees, milestone payments and similar payments due to third parties for which Licensee is obligated to reimburse XT under Section 5.1 above as of the Effective Date; and

                      (vi) the Licensed Technology is all the technology owned by or licensed to XT as of the Effective Date.



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                                      -13-

               12.2 Licensee. Licensee represents and warrants that:

                       (i) it has the full right and authority to enter into this Agreement,

                      (ii) to its knowledge, there are no existing or threatened actions, suits or claims pending with respect to the subject matter hereof or the right of Licensee to enter into and perform its obligations under this Agreement; and

                      (iii) it has not entered and during the term of this Agreement will not enter any other agreement inconsistent or in conflict with this Agreement.

               12.3 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, XT MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF LICENSED TECHNOLOGY CLAIMS, ISSUED OR PENDING.

               12.4 Effect of Representations and Warranties. It is understood that if the representations and warranties under this Article 12 are not true and accurate and a party incurs liabilities, costs or other expenses as a result of such falsity, the party at fault shall indemnify, defend and hold the injured party harmless from and against any such liabilities, costs or expenses incurred, provided that the party at fault receives prompt notice of any claim against the injured party resulting from or related to such falsity and the sole right to control the defense or settlement thereof.

        13.    TERM AND TERMINATION.

               13.1 Effectiveness. This Agreement shall become effective as of the Effective Date and the license rights granted by XT under Article 2 above shall be in full force and effect as of such date.

               13.2 Term. Unless earlier terminated pursuant to the other provisions of this Article 13, this Agreement shall continue in full force and effect until the later of

               (i) the expiration of the last to expire patent within the Licensed Technology claiming Products; or

               (ii) the twentieth anniversary of the Effective Date.

The licenses granted under Article 2 shall survive the expiration (but not an earlier termination) of this Agreement; provided that such licenses shall in such event become nonexclusive.

               13.3 Termination for Breach. Either party to this Agreement may terminate this Agreement in the event the other party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such shall have continued for sixty days after written notice thereof was provided to the breaching party by the nonbreaching party that terminates the Agreement as to such party. Any termination shall become effective at the end of such sixty day period unless the breaching party has cured any such breach or default prior to the expiration of the sixty day period. However, if the party alleged to be in breach of this Agreement disputes such breach within such sixty day period, the non-breaching party shall not have the right to terminate this Agreement unless it has been determined by an arbitration proceeding in accordance with Section
14.12 below that this Agreement was materially breached, and the breaching party fails to cure such breach within thirty days following the final decision of the arbitrators or such other time as directed by the arbitrators.

        13.4 Other Termination Rights. Licensee may terminate this Agreement and the license granted herein, in its entirety or as to any particular patent within the Licensed Technology in a particular country, at any time, by providing XT ninety-days written notice. In the event of termination as to a particular country, the subject patent in such country shall cease to be within the Licensed Technology for all purposes of this Agreement.

        13.5   Effect of Termination.

               13.5.1 Termination of this Agreement for any reason shall not release either party hereto from any liability which at the time of such termination has already accrued to the other party or which is attributable to a period prior to such termination.

               13.5.2 In the event this Agreement is terminated for any reason, Licensee and its Affiliates and Sublicensees shall have the right to sell or otherwise dispose of the stock of any Products subject to this Agreement then on hand. Upon termination of this Agreement by XT for any reason, any sublicense granted by Licensee hereunder shall survive, provided that upon request by XT, such Sublicensee promptly agrees in writing to be bound by the applicable terms of this Agreement.

               13.5.3 This Agreement, including, without limitation, any licenses or sublicenses granted pursuant to this Agreement, shall survive any dissolution, liquidation or acquisition of XT. Such licenses shall remain in full force and effect even after any distribution, following dissolution, of the intellectual property owned or licensed to XT, to any entity. Any transfer of such intellectual property prior to or following dissolution shall be subject to the licenses granted herein.

               13.5.4 This Agreement, including the license granted in Article 2, is independent of, and shall not be affected by, any breach or termination of the Master Research License and Option Agreement or any other agreement between the parties or their Affiliates. In the event of the termination of the Master Research License and Option Agreement, the rights and obligations of the parties hereto under Article 12 thereof shall be deemed to be part of this Agreement.

               13.5.5 Sections 6.3, 6.5, 6.6, 6.7 and 6.8 and Articles 10, 12,
13 and 14 shall survive the expiration and any termination of this Agreement for any reason.

        14.    MISCELLANEOUS.

               14.1 Governing Laws. This Agreement shall be interpreted and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

               14.2 Waiver. It is agreed that no waiver by any party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

               14.3 Assignment. This Agreement and the license granted hereunder may not be assigned by Licensee to any third party without the written consent of XT, and XT may not assign this Agreement to a third party without the consent of Licensee; except any party may assign this Agreement without such consent to
(a) an Affiliate (provided that such Affiliate is two-thirds or greater owned directly or indirectly) or (b) an entity that acquires substantially all of the assets of the monoclonal antibody business segment of the assigning party. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the parties.

               14.4 Independent Contractors. The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

               14.5 Compliance with Laws. In exercising their rights under this license, the parties shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this license.

               14.6 No Implied Obligations. Except as expressly provided in
Article 8 above, nothing in this Agreement shall be deemed to require Licensee to exploit the Licensed Technology nor to prevent Licensee from commercializing products similar to or competitive with any Products, in addition to or in lieu of such Products.

               14.7 Notices. Any notice required or permitted to be given to the parties hereto shall be given in writing and shall be deemed to have been properly given if delivered in person or when received if mailed by first class certified mail to the other party at the appropriate address as set forth below or to such other addresses as may be designated in writing by the parties from time to time during the term of this Agreement.

                      XT:               Xenotech, L.P.
                                        322 Lakeside Drive
                                        Foster City, California 94404
                                        Attn: Chief Financial Officer

                Japan Tobacco Inc.:       Japan Tobacco Inc.
                                          JT Building
                                          2-1 Toranomon 2-chome
                                          Minato-ku, Tokyo 105
                                          Japan
                                          Attn:  Vice President
                                          Pharmaceutical Division

                with a copy to:           JT America Inc.
                                          1825 South Grant Street, Suite 220
                                          San Mateo, CA 94402
                                          Attn:  President

                and to:                   Gilbert, Segall and Young LLP
                                          430 Park Avenue
                                          New York, NY 10022
                                          Attn: Neal N. Beaton, Esq.

                Abgenix, Inc.:            Abgenix, Inc.
                                          7601 Dumbarton Circle
                                          Fremont, California 94555
                                          Attn:  President

                with a copy to:           Wilson Sonsini Goodrich & Rosati, P.C.
                                          650 Page Mill Road
                                          Palo Alto, California 94304
                                          Attn: Kenneth A. Clark, Esq.

               14.8 Export Laws. Notwithstanding anything to the contrary contained herein, all obligations of XT and Licensee are subject to prior compliance with United States export regulations and such other United States laws and regulations as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the government of the United States. Licensee shall use efforts consistent with prudent business judgment to obtain such approvals. XT shall cooperate with Licensee and shall provide assistance to Licensee as reasonably necessary to obtain any required approvals.

               14.9 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision and the parties shall discuss in good faith appropriate revised arrangements.

               14.10 Force Majeure. Nonperformance of any party (except for payment obligations) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform, is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming party.

               14.11 No Consequential Damages. IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS

AGREEMENT OR THE EXERCISE OF RIGHTS HEREUNDER.

               14.12 Dispute Resolution; Arbitration. The parties will attempt to resolve any dispute under this Agreement by mutual agreement, and, if required, there shall be a face-to-face meeting between senior executives of the parties. Any dispute under this Agreement which is not settled after such meeting, shall be finally settled by binding arbitration, conducted in accordance with the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with said rules. The arbitration proceedings and all pleadings and written evidence shall be in the English language. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. The costs of the arbitration, including administrative and arbitrators' fees, shall be shared equally by the parties. Each party shall bear its own costs and attorneys' and witness' fees. The prevailing party in any arbitration, as determined by the arbitration panel, shall be entitled to an award against the other party in the amount of the prevailing party's costs and reasonable attorneys, fees. The arbitration shall be held in San Francisco, California. A disputed performance or suspended performances pending the resolution of the arbitration must be completed within thirty days following the final decision of the arbitrators. Any arbitration shall be completed within six months from the filing of notice of a request for such arbitration.

               14.13 Complete Agreement. It is understood and agreed between XT and Licensee that this Agreement constitutes the entire agreement, both written and oral, between the parties with respect to the subject matter hereof, and that all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, shall be abrogated, canceled, and are null and void and of no effect. No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of XT and Licensee.

               14.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both together shall be deemed to be one and the same agreement.

               14.15 Headings. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

               14.16 Nondisclosure. Except as provided in Article 10, each of the parties hereto agrees not to disclose to any third party the terms of this Agreement without the prior written consent of each other party hereto, except to advisors, investors, licensees, sublicensees and others on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by law; provided, however, that the royalty rate specified in Section
4.1 of this executed Product License shall be redacted before the terms of this executed Product License are disclosed to potential licensees and sublicensees. Without limitation upon any provision of this Agreement, each of the parties hereto shall be responsible for the observance by its employees, consultants and contractors of the foregoing confidentiality obligations.

               14.17 Conformity with GenPharm Cross-License. The rights and licenses granted to Licensee hereunder shall be subject to the GenPharm Cross License, and to the extent that this Agreement purports to grant greater rights to Licensee than is permitted under the GenPharm Cross License, such rights shall be granted only to the extent permitted under the GenPharm Cross License, and the terms of the GenPharm Cross License shall control.

        IN WITNESS WHEREOF, the parties have executed this Agreement, through their respective officers hereunto duly authorized, as of the day and year first above written.

XENOTECH, INC. (as General                         LICENSEE
Partner of XENOTECH, L.P.)

By: /s/ NORIAKI OKUBO                              By: /s/ R. SCOTT GREER
   --------------------------------------             --------------------------

Name:   Noriaki Okubo                              Name:    R. Scott Greer
     ------------------------------------               ------------------------

Title:  President and CEO, Xenotech, Inc.          Title:   President and CEO
      -----------------------------------                -----------------------

and By: /s/ RAYMOND M. WITHY
       ----------------------------------

Name:   Raymond M. Withy
     ------------------------------------

Title:    Chairman, Xenotech, Inc.
      -----------------------------------

Schedule 1:  Patents [***] Technology"
Schedule 2:  Patents [***] Technology"
Schedule 3:  Payments Due to Third Parties
Schedule 4:  XT In-Licenses



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                                      -19-

                               SCHEDULE 1 PATENTS

None.

                                   SCHEDULE 1

None.

                              Schedule 2 - Patents



Docket No.       Filing Date      Serial No.        Title         Inventors

[***]





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



                                       Schedule 2 - Patents

                                           (Continued)

Docket No.       Filing Date      Serial No.        Title         Inventors

[***]




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



                                   Schedule 2

[***]




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        respect to the omitted portions.

                                   Schedule 2

                                   (Continued)

[***]




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        respect to the omitted portions.

                                   Schedule 2

                                   (Continued)

[***]




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        respect to the omitted portions.

                                   Schedule 2

                                   (Continued)

[***]




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



                                   Schedule 3

                          Royalties Payable by Xenotech

[***]




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


                                   Schedule 4

                           Xenotech Controlled Rights

[***]



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        respect to the omitted portions.